Exhibit 12(a)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

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                                               Three Months Ended September 30,
Millions of Dollars Except Ratios                           1999        1998
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Earnings:
  Net Income.............................................   $234        $  67
  Undistributed equity earnings..........................    (14)         (11)
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  Total..................................................    220           56
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Income Taxes.............................................    146           41
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Fixed Charges:
  Interest expense including amortization
    of debt discount.....................................    158          162
  Portion of rentals representing an interest factor.....     48           44
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  Total..................................................    206          206
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Earnings Available for Fixed Charges.....................    572          303
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Fixed Charges -- as above................................   $206         $206
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Ratio of earnings to fixed charges (Note 6)..............    2.8          1.5
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